UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2024

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2024, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors as purchasers (collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Investors have agreed to purchase, for approximately $30 million, of which approximately $22.5 million will be paid in cash and approximately $7.5 million will be converted from previous loans to the Company, certain unsecured promissory notes (the “Unsecured Notes”), warrants (the “Warrants”) and incremental warrants (the “Incremental Warrants”, and together with the notes issuable upon exercise of the Incremental Warrants, the “Incremental Notes”) in one or more closings. The closings are expected to occur on or before January 31, 2025, subject to the satisfaction of certain closing conditions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Unsecured Notes.

Unsecured Notes

Maturity Date; Interest.

Pursuant to the Unsecured Notes, interest shall commence accruing on the date thereof at the interest rate of 10% per annum and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable on a Conversion Date with respect to the Conversion Amount being converted on such Conversion Date, with any remaining accrued and unpaid Interest payable on the fifth anniversary of the issuance date thereof (the “Maturity Date”) (each, Conversion Date and the Maturity Date being an “Interest Date”).

Interest shall be payable to noteholders on each Interest Date in shares of Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”); provided, however, that the Company may, at its option following notice to the noteholders, pay Interest on any Interest Date in cash or in a combination of cash and Common Stock. Prior to the payment of Interest on an Interest Date, interest on the Unsecured Notes shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date, or upon any redemption, unless in the event of an event of default, in which case the interest rate of the Unsecured Notes shall automatically be increased to 18% per annum (“Interest Adjustments”). In the event such default has been cured, such Interest Adjustments shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the interest as calculated and unpaid at such increased rate during the continuance of that certain default shall continue to apply to the extent relating to the days after the occurrence of such default through and including the date of such cure of such default.

The Maturity Date may be extended by the noteholders under circumstances specified therein. On the Maturity Date, the Company shall pay noteholders an amount in cash representing all outstanding principal, accrued and unpaid interest on such principal and interest and accrued and unpaid Late Charges. Other than as specifically permitted by the Unsecured Notes, the Company may not prepay any portion of the outstanding principal and accrued, unpaid interest or accrued and unpaid Late Charges on principal and interest, if any.

Conversion - Conversion at Option of Holder

Each noteholder may convert all, or any part, of the outstanding principal of the Unsecured Notes, at any time at such holder’s option, into Common Stock at a conversion price per share of $1.16 (the “Initial Conversion Price”), subject to adjustment under certain circumstances described in the Unsecured Notes.

Adjustments

If on the day(s) on which (i) a registration statement registering for resale by the Investors the Common Stock issuable upon exercise of the Warrants and conversion of the Unsecured Notes and Incremental Notes (the “Resale Registration Statement”) becomes effective and the prospectus contained therein is available for use (the “Registration Adjustment Event”) and (ii) the Company files with the Secretary of State of the State of Delaware an amendment to its Third Amended and Restated Certificate of Incorporation such that the Company has enough authorized and unissued Common Stock available for conversion in full of the Unsecured Notes and Incremental Notes at the Initial Conversion Price and the exercise in full of the Warrants at the Initial Exercise Price (the “Authorized Share Adjustment Event” and, together with the Registration Adjustment Event, each an “Adjustment Event”, and the day on which each Adjustment Event occurs, an “Adjustment Date”), the Conversion Price then in effect is greater than the Closing Bid Price of the Common Stock on the Trading Day ended immediately prior to such Adjustment Date (each, an “Adjustment Price” and, collectively, the “Adjustment Prices”), on any such Adjustment Date, the Conversion Price shall automatically lower to the Adjustment Price.

Floor Price

The Floor Price of the Unsecured Notes is $1.048 per share of Common Stock, subject to the Company’s right to reduce, from time to time, to a price per share not contrary to the rules and regulations promulgated by the Nasdaq Capital Market (and other adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

Alternate Conversion

Each noteholder may alternatively elect to convert the Unsecured Notes, at any time at such noteholder’s option, into Common Stock at the “Alternate Conversion Price” equal to the lesser of:

●	the Conversion Price then in effect; and

●	the greater of:

o	the Floor Price; and

o	the lowest volume weighted average price of the Common Stock during the five consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Limitations on Conversion

Beneficial Ownership Limitation. A noteholder shall not have the right to convert any portion of an Unsecured Note to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the noteholder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Exchange Cap Limitation. Unless the Company obtains the approval of its stockholders in accordance with the rules and regulations of the Nasdaq Capital Market, a maximum of 3,260,603 shares of Common Stock (19.99% of the outstanding shares of Common Stock on August 29, 2024) shall be issuable upon conversion or otherwise pursuant to the terms of the Unsecured Notes.

Redemption Rights

Company Optional Redemption. The Company has the option to redeem the Unsecured Notes at a 10% redemption premium to the greater of (i) the shares of Common Stock then outstanding under the Unsecured Notes and (ii) the equity value of Common Stock underlying the Unsecured Notes. The equity value of Common Stock underlying the Unsecured Notes is calculated using the greatest closing sale price of the Common Stock during the period commencing on the date immediately preceding notice of such redemption and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy event of default, the Company shall immediately redeem in cash all amounts due under the Unsecured Notes at 25% premium unless the noteholder waives such right to receive such payment.

Registration Rights

The Company has agreed to file a Resale Registration Statement with the Securities and Exchange Commission, or SEC, (i) with respect to the initial closing, within 45 calendar days of the date of the initial closing date or as soon as practicable thereafter and (ii) with respect to any subsequent closings, within 45 calendar days after the later of (A) the date on which the most recently filed Resale Registration Statement becomes effective and the prospectus contained therein is available for use and (B) the applicable closing date (each such date, a ”Registration Trigger Date”), and, in each case, seek effectiveness within 90 days following the initial closing date or the applicable Registration Trigger Date, and keep such Resale Registration Statements effective at all times until no Investors owns any Notes, Warrants or Incremental Warrants or shares of Common Stock issuable upon exercise thereof.

Warrants

The Warrants are exercisable immediately on the date thereof with a term of five years to purchase an aggregate of 25,874,953 shares of Common Stock at an exercise price of $1.392 (the “Initial Exercise Price”), subject to adjustment to lower the Exercise Price then in effect to the greater of the (i) Floor Price and (ii) 120% of the Closing Bid Price of the Common Stock on the Trading Day ended immediately prior to such Adjustment Date upon Adjustment Events and other certain adjustments as described in the Warrants.

The Incremental Warrants are exercisable immediately on the date thereof with a term of one year to purchase the Unsecured Notes at an exercise price of equal to the principal amount of the Unsecured Notes issued to such purchaser, subject to adjustment under certain circumstances described in the Incremental Warrants.

Limitations on Exercise. A Warrant holder shall not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Warrant holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

One of the Investors is V W Investment Holding Limited, an independent investment fund with investors including FF Global Partners (“FFGP”).

The issuance of the Unsecured Notes, Warrants and Incremental Warrants is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company has agreed to file a registration statement registering the resale by the Investors of the maximum number of shares issuable upon conversion of the Unsecured Notes and exercise of the Warrants.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this report to provide information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Securityholders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Unsecured Notes issued by the Company described in Item 1.01 is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Unsecured Notes, Warrants, and Incremental Warrants issued by the Company described in Item 1.01 is incorporated herein.

Item 7.01 Regulation FD Disclosure

On December 22, 2024, the Company issued a press release with respect to the offering set forth in Item 1.01 above. A copy of such press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant

4.2	Form of Incremental Warrant

4.3	Form of Unsecured Convertible Note

10.1	Securities Purchase Agreement, dated December 21, 2024, by and among Faraday Future Intelligent Electric Inc. and the parties thereto.

99.1	Press release dated December 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: December 23, 2024	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer